EXHIBIT 23.3
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Equity One, Inc. on Form S-3 of our report dated March 10, 2004 (except for the effects of discontinued operations in Note 16, as to which the date is November 5, 2004), appearing in the Current Report on Form 8-K of Equity One, Inc. dated November 10, 2004, of our report dated March 10, 2004 on the consolidated financial statement schedule appearing in the Annual Report on Form 10-K of Equity One, Inc. for the year ended December 31, 2003, of our reports dated October 22, 2004 on the statements of revenues and certain operating expenses of Westgate Marketplace and the Boston Properties appearing in the Current Report on Form 8-K of Equity One, Inc. dated November 5, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Miami, FL
November 10, 2004